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                                                                     EXHIBIT 5.1


                  [LETTERHEAD OF FULBRIGHT & JAWORSKI L.L.P.]


May 16, 1996


Board of Directors of
Stewart Information Services Corporation
Suite 800
1980 Post Oak Boulevard
Houston, Texas  77056


Gentlemen:

                 We have acted as counsel for Stewart Information Services Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933 of 45,000 shares of the Company's common stock, $1.00 par value (the "Shares"), to be awarded by the Company under its 1996 Directors' Stock Plan (the "Plan") upon the terms and subject to the conditions set forth in the Company's Registration Statement on Form S-8 covering the Shares (the "Registration Statement") to be filed with the Securities and Exchange Commission.

                 In connection therewith, we have examined the Registration Statement, originals or copies certified or otherwise identified to our satisfaction of the amended Certificate of Incorporation of the Company, the amended By-laws of the Company, the corporate proceedings with respect to the adoption of the Plan and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinions contained herein.

                 We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

                 Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly and validly authorized for issuance and, upon issuance thereof in accordance with the Plan, will be duly and validly issued, fully paid and nonassessable.

                 The opinions expressed herein relate solely to, are based solely upon and are limited exclusively to the laws of the State of Delaware and the federal laws of the United States of America, to the extent applicable.

                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Item 5. Interest of Named Experts and Counsel" in the Registration Statement.


                                        Very truly yours,



                                        Fulbright & Jaworski L.L.P.